UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2023 (February 8, 2023)

Nuveen Georgia Quality Municipal Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-21152	43-1969098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 257-8787

(Former name or former address, if changed since last report):  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 20e-4(c) under the Exchange Act (17 CFR 240.20e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange of which registered
Common Shares of Beneficial Interest	NKG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

At a Special Meeting of Shareholders on February 8, 2023, the common and preferred shareholders of Nuveen Ohio Municipal Quality Income Fund (NYSE: NUO), voting together as a single class, NUO’s preferred shareholders, voting as a separate class, and the preferred shareholders of Nuveen Municipal Credit Income Fund (NYSE: NZF), voting as a separate class, approved the proposed merger between NUO and NZF. While NZF’s preferred shareholders also approved the proposed merger between NZF and Nuveen Georgia Municipal Quality Income Fund (NYSE: NKG), and the shareholders of NKG voted to elect Board Members at that fund’s Annual Meeting of Shareholders, NKG adjourned its Annual Meeting of Shareholders with respect to the proposal to approve the proposed merger between NKG and NZF to permit the further solicitation of proxies necessary to obtain shareholder approvals for that proposal.

Consummation of the merger between NUO and NZF is not contingent on NKG’s approval of the merger between NKG and NZF. Additional details on the expected closing date of the merger will be announced at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN GEORGIA QUALITY MUNICIPAL INCOME FUND

Date: February 9, 2023	By:	/s/ Mark L. Winget
Mark L. Winget
Vice President and Secretary